UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2011

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GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

(561) 427-6144
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure.

This report on Form 8-K amends the disclosure contained in Item 7.01 of the Form 8-K filed on April 6, 2011 (the “April 8-K”).  The April 8-K referred to a proposed letter of intent with a Chinese company to serve as exclusive distributor of FireIce and Skin Armor in China for a 10-year period.  No letter of intent has been executed, although the Company continues its discussions with the proposed distributor.  An issue has risen with regard to the current Chinese distributor which has the exclusive rights to distribute FireIce in China.  Initially, the Company sought to have the proposed new distributor and the current distributor act together, which would have accelerated the ability to execute the contract.  The current distributor has not been able to come to terms with the new distributor or the Company.  Accordingly, the Company recently gave notice to the current distributor terminating the agreement, which requires a 30-day cure period. The current distributor has the opportunity to remedy by becoming current on its minimum purchase commitment of $5,360,000. If it does not, the agreement will be terminated and the Company can finalize negotiations with the proposed new distributor.  The Company estimates that it will take at least until September 2011 before it can receive new permits from the Chinese government.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Michael Cordani Chief Executive Officer

Date:  July 8, 2011